Exhibit 10.15

THIRTEENTH AMENDMENT TO CONSTRUCTION LOAN AGREEMENT

This Thirteenth Amendment to Construction Loan Agreement is dated as of the 31st day of March, 2009, and is by and between DAKOTA ETHANOL, L.L.C., a South Dakota limited liability company (“BORROWER”) and FIRST NATIONAL BANK OF OMAHA (“BANK”), a national banking association established at Omaha, Nebraska.

WHEREAS, BANK and BORROWER executed a Construction Loan Agreement dated as of September 25, 2000 (the Construction Loan Agreement, together with all amendments thereto is herein called the “AGREEMENT”);

Now, therefore, for valuable consideration, receipt and adequacy of which is acknowledged, the parties agree as follows:

1.            All capitalized terms herein that are not otherwise defined shall have the meanings assigned to them in the AGREEMENT.

2.            The AGREEMENT provides in Section 6.2.1 that BORROWER is required to maintain a minimum DEBT SERVICES COVERAGE RATIO.  BANK hereby waives BORROWER’s compliance with such covenant for the period ended December 31, 2008 and for the period ended March 31, 2009.

3.            Effective immediately, paragraph 6.2.1 of the AGREEMENT is hereby amended to read:

6.2.1   The BORROWER shall maintain a DEBT SERVICES COVERAGE RATIO of no less than 1.25 : 1.0, for all periods following COMPLETION DATE.   This covenant shall be measured at a quarterly basis each calendar quarter, beginning June 30, 2009, but measured on a trailing four quarters basis, commencing December 31, 2009.  For purposes of this covenant, to determine such ratio, OPERATING CASH FLOW shall be compared to DEBT SERVICE.

4.            The AGREEMENT provides in Section 6.2.2 that BORROWER is required to maintain a minimum amount of WORKING CAPITAL.  BANK hereby waives BORROWER’s compliance with such covenant for the period ended December 31, 2008 and for the period ended March 31, 2009.

5.            Effective immediately, Section 6.3.13 of the AGREEMENT is amended to read as follows:

6.3.13   On or before May 18, 2009, BORROWER will obtain no less than

$2,000,000.00 of additional capital, either by contributions from existing members of BORROWER or by issuing subordinated debt in form acceptable to BANK.

6.            BORROWER certifies by its execution hereof that the representations and warranties set forth in Section 5. of the AGREEMENT are true as of this date, and that no EVENT OF DEFAULT under the AGREEMENT, and no event which, with the giving of notice or passage of time or both, would become such an EVENT OF DEFAULT, has occurred as of this date.

7.            This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts of each instrument or agreement, taken together, shall constitute but one and the same instrument.

8.            Except as amended hereby the parties ratify and confirm as binding upon them all of the terms of the AGREEMENT.

IN WITNESS WHEREOF, the parties hereto have caused this AGREEMENT to be executed by their respective agents thereunto duly authorized, as of the date first above written.

Dakota Ethanol, L.L.C.		First National Bank of Omaha

By:	/s/ Brian Woldt	By:	/s/ Andrew Wong
Name: Brian Woldt		Name: Andrew Wong
Title: Chairman of the Board of Governors		Title: Commercial Loan Officer

NOTARY ACKNOWLEDGMENT

STATE OF SOUTH DAKOTA	)
) ss.
COUNTY OF LAKE	)

On this 30th day of March, 2009, before me, the undersigned, a Notary Public, personally appeared Brian Woldt, the Chairman of the Board of Governors of Dakota Ethanol, L.L.C., who executed the foregoing instrument, and acknowledged that he executed the same as his voluntary act and deed, as well as that of the company.

/s/ Alan May	.
Notary Public